LOAN AGREEMENT DATED MARCH 24, 2000 BETWEEN

                              VITECH AMERICA, INC.

                                       AND

                             GATEWAY COMPANIES, INC.

                                 LOAN AGREEMENT


                  LOAN AGREEMENT dated as of March 24, 2000 between VITECH AMERICA, INC., a corporation duly organized and validly existing under the laws of the State of Florida (the "Borrower"), and GATEWAY COMPANIES, INC. (the "Lender").

                  The Borrower has requested that the Lender make a loan to the Borrower in the principal amount of $10,000,000, and the Lender is prepared to make such loan upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

Section 1.        Definitions.

                  "Bankruptcy Code" shall mean 11 U.S.C.ss.101 et seq.

                  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in the State of New York.

                  "Capital Lease Obligation" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on the balance sheet of such Person under generally accepted accounting principles.

                  "Closing Date" shall mean the initial date on which the conditions precedent to the making of the Loan hereunder shall have been satisfied by the Borrower or waived by the Lender.

                  "Common Stock" shall mean common shares of the Borrower's capital stock, no par value.

                  "Default" shall mean any Event of Default or any event or condition specified in Section 8 hereof, which with the giving of notice or lapse of time or both would constitute an Event of Default.

                  "Dollars" and "$" shall mean lawful currency of the United States of America.

                  "Existing Loan Agreement" shall mean the Convertible Loan Agreement dated as of September 16, 1999, between the Borrower and the Lender, as the same shall be amended, modified and supplemented and in effect from time to time.

                  "Indebtedness" shall mean, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 60 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person, and (f) Indebtedness of others guaranteed by such Person.

                  "Interest Payment Dates" shall mean June 24, 2000, September 24, 2000, December 24, 2000 and March 24, 2001.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement or other similar form of public notice under the laws of any jurisdiction).

                  "Loan" shall mean the loan made by the Lender to the Borrower pursuant to Section 2 hereof.

                  "Loan Documents" shall mean, as in effect at any time, this Agreement and the Note.

                  "Maturity Date" shall mean the date that is 12 months from the Closing Date.

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


                  "Note" shall mean the promissory note provided for in Section 2 hereof and in substantially the form of Exhibit A hereto, and any note or notes issued in exchange or substitution therefor.

                  "Option Extension" shall mean that certain letter agreement between ITC.net and the Lender dated the date hereof amending such parties' letter agreement dated September 16, 1999.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Post-Default Rate" shall mean, in respect of any principal of or interest on the Loan or any other amount payable by the Borrower under this Agreement or the Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date such amount is paid in full, equal to 15 percent.

Section 2.        The Loan.

                  2.01. Loan. On the terms and conditions set forth in this Agreement, the Lender agrees to make a loan to the Borrower in Dollars in the principal amount of $10,000,000, such loan to be made on the Closing Date in the form of a single book-entry disbursement by the Lender.

                  2.02. Note. The Loan shall be evidenced by a single promissory note of the Borrower in the form of Exhibit A hereto, dated the Closing Date, payable to the order of the Lender in the principal amount of $10,000,000 and otherwise duly completed.

                  2.03. Interest. The Borrower hereby promises to pay to the order of the Lender interest on the unpaid principal amount of the Loan, for the period from and including the date of the Loan to but excluding the date the Loan shall be paid in full, at a rate per annum equal to ten percent. Notwithstanding the foregoing, the Borrower hereby promises to pay interest at the Post-Default Rate on the principal of the Loan and on any other amount payable by Borrower to the Lender hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on the Loan shall be payable quarterly in arrears on each Interest Payment Date and upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time upon demand and that the amount due and payable to the Lender on the first Interest Payment Date immediately succeeding the Closing Date shall be reduced by $24,986.68.

                  2.05. Principal. The Borrower hereby promises to pay the entire outstanding principal amount of the Loan, and the Loan shall mature, on the Maturity Date.

                  2.06 Conversion. The principal of and interest on the Loan shall be convertible into shares of the Borrower's Common Stock on the terms and conditions set forth in the Note.

Section 3.        Prepayments.

                  (a)      Voluntary Prepayments.

                           (i) The Borrower shall have the right to prepay the
Loan without premium or penalty in whole or in part (but subject to a minumum amount of $100,000) on any Business Day, subject to this Section 3.

                           (ii) Each prepayment shall be pursuant to a notice
from the Borrower to the Lender given pursuant to Section 9.02 hereof, which notice: shall specify the principal amount of the Loan to be prepaid and the date of prepayment (which shall be a Business Day); shall be irrevocable when and shall obligate the Borrower to prepay the Loan in the amount and on the date specified therein; and shall be effective only if received by the Lender not later than 1:00 p.m. New York time on a date falling not later than five Business Days prior to the prepayment date specified therein.

                  (b)      Mandatory Prepayments.

                           Upon the payment or prepayment by the Borrower of any
Indebtedness other than Indebtedness under this Agreement, the Existing Loan Agreement and the Borrower's 10% Convertible Debentures due May 21, 2001, the

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

Borrower shall prepay the the Loan in an amount equal to the amount of such payment or prepayment, such prepayment to be made simultaneously with such payment or prepayment of other Indebtedness and otherwise in accordance with
Section 4 hereof.

Section 4.        Payments; Computations; Etc.

                  4.01. Payments. All payments of principal, interest and other amounts to be made by the Borrower under this Agreement or the Note shall be made in Dollars, in immediately available funds, to the Lender no later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If a Default has occurred and is continuing, the Lender may apply any such payment as it may elect in its discretion. If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. Any amount of principal not paid when due hereunder shall accrue interest at the Post-Default Rate.

                  4.02. Computations. Interest shall be computed on the basis of the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, relative to a year of 365 or 366 days, as the case may be.

Section 5.        Conditions Precedent.

                  5.01. Documents. The obligation of the Lender to make the Loan hereunder is subject to the receipt by the Lender of the following documents on or prior to March 27, 2000, each of which shall be satisfactory in form and substance to the Lender:

                  (a) The Note, duly executed and delivered by the Borrower..

                  (b) A signed opinion of counsel to the Borrower in form satisfactory to the Lender.

                  (c) Certified copies of the articles of incorporation and bylaws of the Borrower.

                  (d) A Certificate of Good Standing of the Borrower certified by the appropriate governmental officer.

                  (e) Evidence that the agent referred to in Section 9.08 has been duly appointed and holds such appointment without reservation until a date not earlier than six months after the Maturity Date.

                  (f) A receipt from the Borrower confirming application of the proceeds of such Loan in accordance with its instructions.

                  (g) The Amendment, Waiver and Discharge dated the date hereof and relating to the Existing Loan Agreement, duly executed and delivered by the Borrower.

                  (h) The Option Extension, duly executed and delivered by ITC.net.

                  (i) Such other documents or information as the Lender may request.

                  5.02. Additional Conditions. The obligation of the Lender to make the Loan hereunder is further subject to each of the following additional conditions precedent:

                  (a) No Default shall have occurred and be continuing, either immediately prior to the making of the Loan or after giving effect to such making and the intended use thereof.

                  (b) The representations and warranties made by the Borrower in
Section 6 hereof shall be true and correct on and as of the date of the making of the Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 6.        Representations and Warranties.

                  The Borrower represents and warrants to the Lender, as of the Closing Date and at any time reaffirmed pursuant to the terms hereof, that:

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

                  6.01. Existence, Etc. The Borrower: (a) is a corporation duly organized and validly existing under the laws of the State of Florida and (b) has all requisite power and has all material governmental licenses, authorizations, consents and approvals necessary (at the time the representation is made) to own its assets and carry on its business as now being conducted.

                  6.02. Financial Condition. The balance sheet and financial statements of the Borrower as at December 31, 1999 heretofore furnished to the Lender are complete and correct and fairly present it financial condition as at such date. Since the dates of said balance sheet and financial statements there has been no material adverse change in the financial condition of the Borrower or in the operations, or the business taken as a whole, of the Borrower from that set forth therein, except as otherwise specifically disclosed to the Lender in writing prior to the date hereof or as set forth in documents filed with the United States Securities and Exchange Commission.

                  6.03. Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency now pending or, to the knowledge of the Borrower, threatened against the Borrower, in which there is a probability of an adverse decision that could materially and adversely affect the financial condition of the Borrower or its operations or business taken as a whole, except as otherwise specifically disclosed to the Lender in writing prior to the date hereof.

                  6.04. No Breach. None of the execution and delivery of the Loan Documents, the consummation of the transactions therein contemplated and compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower pursuant to the terms of any such agreement or instrument.

                  6.05. Authority. The Borrower has all necessary authority to execute, deliver and perform its obligations under the Loan Documents. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary action on its part, and this Agreement constitutes, and the Note when executed and delivered will constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

                  6.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the validity or enforceability of any thereof.

                  6.07. Employee Benefit Plans. The Borrower does not maintain any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, other than as specifically disclosed to the Lender in writing prior to the date hereof or as filed with the United States Securities and Exchange Commission.

                  6.08. Taxes, Etc. The Borrower has filed all United States federal and Florida state tax returns and all other tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by such party, except such taxes, the payment of which is not yet due, or which if due, is not yet delinquent or is being contested in good faith or which has not been finally determined. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate in all respects.

Section 7.        Covenants of the Borrower.

                  The Borrower agrees that from the date hereof, until payment in full of the Loan, all interest thereon and all other amounts payable by the Borrower under the Loan Documents:

                  7.01. Information. The Borrower shall deliver to the Lender:

                  (a) promptly after the Borrower knows that any Default has occurred, a notice of such Default, describing the same in detail;

                  (b) promptly after the Borrower knows that a material adverse change in the financial condition of the Borrower has occurred, a notice of such material adverse change, describing the same in detail; and

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

                  (c) from time to time such other information regarding the business, affairs or financial condition of the Borrower as the Lender may request.

                  7.02. Disposition of Assets. The Borrower will not sell or otherwise transfer or permit the sale or transfer (in a single transaction or series of related transactions) of all or substantially all of its assets.

                  7.03. Existence, Etc. The Borrower shall: preserve and maintain its existence and all of its material rights and privileges; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could materially and adversely affect the financial condition or operations, or the business taken as a whole, of the Borrower; and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

                  7.04. Liens. Except as set forth in Schedule 7.04, the Borrower will not create or suffer to be created or to exist any Lien upon any of its property.

                  7.05. Use of Proceeds of the Loan. The Borrower shall use the proceeds of the Loan solely for the purposes mutually agreed by the Borrower and the Lender.

                  7.06. Inspection. The Borrower shall permit any authorized representative designated by the Lender, upon reasonable notice, to visit and inspect any properties of the Borrower, and to examine its books and records (and to make extracts and copies therefrom) and to discuss its affairs, finances and accounts with its officers and its independent auditors (and the Borrower hereby authorizes such auditors to release any information about it to the Lender), all at such times and as often as may be requested.

                  7.07. Other Documents. The Borrower shall furnish to the Lender such other documents relating to the Borrower as the Lender shall reasonably request.

Section 8.        Events of Default.

                  If one or more of the following events or conditions (an "Event of Default") shall occur and be continuing:

                  (a) The Borrower shall default in the payment when due (whether at stated maturity or upon madatory or optional prepayment) of: (i) any principal of or interest on the Loan or any other amount payable by it hereunder or under the Note; (ii) any principal of or interest on the loan referred to in the Existing Loan Agreement or any other amount payable by it thereunder or under the note referred to therein; or (iii) any amount of securities and/or cash payable by the Borrower to the Lender upon conversion of the principal of or interest on the Loan as provided in the Note, or upon conversion of the loan under the Existing Loan Agreement as provided in the note referred to therein;

                  (b) The Borrower shall default in the payment of any of its other Indebtedness when due and payable pursuant to any other agreement;

                  (c) Any representation, warranty or certification made in any of the Loan Documents or in any document furnished in connection herewith or therewith by the Borrower shall prove to have been false or misleading as of the time made or furnished in any material respect;

                  (d) The Borrower shall default in the performance of any of its obligations under Section 7.01(a) (unless the Default giving rise to such notice has been cured pursuant to the terms hereof), 7.02, 7.03, 7.04 or 7.05 hereof;

                  (e) The Borrower shall default in the performance of any of its obligations (other than those previously described in clause (d) or covered by another clause of this Section 8) hereunder and such default (if remediable) shall continue unremedied for a period of 30 days;

                  (f) The Lender shall determine that a material adverse change has occurred in the financial condition of the Borrower from the conditions set forth in the most recent financial statements of the Borrower most recently disclosed to the Lender;

                  (g) The Borrower shall: (i) apply for or consent to the appointment of, or the taking of position by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) make a general assignment

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

for the benefit of its creditors; (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect); (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts; (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code; or
(vi) take any action for the purpose of effecting any of the foregoing;

                  (h) A proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts of the Borrower; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of the Borrower's assets; or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code;

                  (i) A final judgment or judgments for the payment of money shall be rendered against the Borrower;

THEREUPON (i) in the case of an Event of Default, other than one referred to in clause (g) or (h) of this Section 8, the Lender may, by notice to the Borrower, declare the principal amount of, and the accrued interest on, the Loan and all other amounts payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 8, the principal amount of, and the accrued interest on, the Loan and all other amounts payable by the Borrower hereunder shall automatically become immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

Section 9.        Miscellaneous.

                  9.01. Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  9.02. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered to the intended recipient at the "Address for Notices" specified below or at such other address as shall be designated by a party in a notice to each other party. All notices and other communications hereunder shall be deemed to have been duly given, in the case of hand delivery, when received, or in the case of mail, three Business Days after the date deposited in the mail, addressed as aforesaid.

                  Addresses for Notices:

                  If to the Borrower:

                  Vitech America, Inc.
                  8807 Northwest 23rd Street
                  Miami, FL  33172
                  Attn:    Edward Kelly
                  Fax:     (305) 477-1379
                  Phone:   (305) 477-1161


                  If to the Lender:

                  Gateway Companies, Inc.
                  4545 Towne Centre Court
                  San Diego, CA  92121
                  Attn:    General Counsel
                  Fax:     (619) 799-3413
                  Phone:   (619) 799-3419


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

                  9.03. Expenses, Etc. The Borrower agrees to pay on demand (a) all costs and expenses of the Lender, including counsels' fees, in connection with the preparation, execution, delivery, operation and enforcement of the Loan Documents; (b) all expenses of the Lender, including counsels' fees, in connection with any actual or proposed waiver or amendment requested by the Borrower to any of the foregoing, whether or not such waiver or amendment shall become effective; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any of the foregoing or any other document referred to herein.

                  9.04. Amendments, Etc. Any provision of this Agreement may be modified or waived by an instrument or instruments in writing signed by the Borrower and the Lender.

                  9.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or delegate its obligations hereunder or under the Note without the prior consent of the Lender.

                  9.06. Counterparts. This Agreement may be executed in counterparts.

                  9.07. GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.08. Jurisdiction and Consent to Suit.

                  (a) Any proceeding to enforce this Agreement or the Note may be brought in any state or federal court of competent jurisdiction in the State of New York. The Borrower hereby irrevocably waives any present or future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property of any such court. The Borrower further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement or the Note, shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its obligation.

                  (b) Prior to the Closing Date, the Borrower shall irrevocably designate and appoint an agent satisfactory to the Lender for service of process in The City of New York, New York as its authorized agent to receive, accept, and forward on its behalf service of process in any such proceeding, and shall provide the Lender with evidence of the prepayment in full of the fees of such agent. The Borrower agrees that service of process, writ, judgment, or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. The Borrower shall maintain such appointment (or that of a successor satisfactory to the Lender) continuously in effect at all times while the Borrower is obligated under this Agreement or the Note. Nothing herein shall affect the Lender's right to serve process in any other manner permitted by applicable law.

                  9.09. Severability. If any terms or provisions of this Agreement or application thereof to any person or circumstance shall to any extent by invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law.

                  9.10. Entire Agreement. Other than as provided in Section 7.05 hereof, this Agreement and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

                                           VITECH AMERICA, INC.



                                           By: /s/ Edward Kelly
                                               ------------------
                                                 Name: Edward Kelly
                                                 Title: Chief Financial Officer


                                           GATEWAY COMPANIES, INC.



                                           By: /s/ John Todd
                                               ---------------
                                                 Name: John Todd
                                                 Title: Chief Financial Officer

Exhibit A
to Loan Agreement

                                 PROMISSORY NOTE

$10,000,000                                                       March 24, 2000


                  FOR VALUE RECEIVED, VITECH AMERICA, INC. a Florida corporation (the "Borrower"), hereby unconditionally promises to pay to the order of GATEWAY COMPANIES, INC. (the "Lender"), at its head office at 4545 Towne Centre Court, San Diego, CA 92121, the principal sum of TEN MILLION DOLLARS ($10,000,000) (or such lesser amount as shall equal the unpaid principal amount of the Loan made by the Lender to the Borrower under the Loan Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on or before March 24, 2001 (the "Maturity Date") and as provided in the Loan Agreement referred to below, and to pay interest on the unpaid principal amount of the Loan, in like money and funds at such office, for the period commencing on the date of the Loan until the Loan shall be paid in full, at the rate per annum of ten percent (10%) and on the dates provided in such Loan Agreement.

                  This Promissory Note is the Note referred to in the Loan Agreement dated as of the date hereof between the Borrower and the Lender (as in effect from time to time, the "Loan Agreement"), and evidences the Loan made thereunder. Unless otherwise defined herein, capitalized terms used in this Promissory Note have the respective meanings assigned to them in the Loan Agreement.

         Unless all or part of the principal amount of the Loans is converted to the Borrower's Common Stock by the Lender on or before the Maturity Date as provided for herein, all outstanding principal of the Loan and accrued interest thereon shall be due and payable, and the Loan shall mature, on the Maturity Date.
                  Conversion: Subject to the terms and conditions of this Promissory Note, upon the occurrence and during the continuance of an Event of Default, at the option and upon demand of the Lender the outstanding principal of the Loan plus all interest accrued thereon is convertible, in whole or in part, into Common Stock of the Borrower as follows:

                  1. Mechanics of Conversion. The Lender shall notify the Borrower in writing (the "Conversion Notice"), in the manner prescribed in
Section 9.02 of the Loan Agreement, of its desire to convert all or part of the aggregate amount of principal of the Loan or interest accrued thereon, as applicable, into Common Stock of the Borrower. The Conversion Notice shall specify (i) the aggregate amount of principal of the Loan and/or interest accrued thereon to be converted (the "Conversion Amount"), and (ii) the name(s) which should appear on the stock certificate(s) to be issued by the Borrower which represent the Common Stock acquired by the Lender upon conversion.

                  2. Common Stock Issuable Upon Conversion. Within three (3) Business Days of receipt of a Conversion Notice, the Borrower shall issue to the Lender that number of shares of Common Stock of the Lender, no par value, determined by dividing the Conversion Amount by a price (the "Conversion Price") determined from time to time and subject to adjustment as set forth in this Promissory Note. For purposes hereof, the Conversion Price as of any date of determination shall be the average of the VWACS during the thirty (30) consecutive Trading Days immediately preceding such date of determination. For purposes hereof, "VWACS" shall mean the weighted daily average bid price per share of the Common Stock on the Nasdaq National Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange or the Nasdaq SmallCap Market (each, a "Subsequent Market") as reported by Bloomberg Information Services, Inc., or its successors to its function of reporting prices, and "Trading Day" shall mean (i) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (ii) if the Common Stock is not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then "Trading Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  a. Adjustment for Stock Splits and Combinations. If, during any period of 30 Trading Days referenced in determination of a Conversion Price, the Borrower effects a subdivision of its outstanding Common Stock, the VWACS for such Trading Days prior to such subdivision shall be proportionately decreased to account for subdivision. Conversely, if during any period of 30 Trading Days referenced in determination of a Conversion Price,

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

     the Borrower combines the outstanding shares of Common Stock into a smaller number of shares, the VWACS for such Trading Days prior to such combination shall be proportionately increased.

                  b. Adjustment for Common Stock Dividends and Distributions. If. during any period of 30 Trading Days referenced in determination of a Conversion Price, the Borrower makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the VWACS for such Trading Days prior to the date of such issuance or record date shall be proportionately decreased, by multiplying each such VWACS by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  c. Adjustment for Reclassification, Exchange and Substitution. If, during any period of 30 Trading Days referenced in determination of a Conversion Price, the Common Stock issuable upon the conversion of the principal of and/or interest on the Loan is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 2), in any such event the holder of this Promissory Note shall have the right thereafter to convert the principal of and/or interest on the Loan into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which the principal of and/or interest on the Loan could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  d. Reorganizations, Mergers, Consolidations or Sales of Assets. If, during any period of 30 Trading Days referenced in determination of a Conversion Price, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2), as a part of such capital reorganization, provision shall be made so that the holder of this Promissory Note shall thereafter be entitled to receive upon conversion of the principal of and/or interest on the Loan the number of shares of stock or other securities or property of the Borrower to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holder of this Promissory Note after the capital reorganization to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then being determined and the number of shares issuable upon conversion of the principal of and/or interest on the Loan) shall be applicable after that event and be as nearly equivalent as practicable.

                  e. Sale of Shares Below Conversion Price.

                     (i) If, during any period of 30 Trading Days referenced in determination of a Conversion Price, the Borrower issues or sells, or is deemed by the express provisions of this subsection f to have issued or sold, Additional Shares of Common Stock (as defined in subsection (iv) below)), other than as a dividend or other distribution on any class of stock as provided in Sections 2(b) or 2(c) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 2(a) above, for an Effective Price (as defined in subsection f(iv) below) less than the average of the VWACS during the ten (10) consecutive Trading Days immediately preceding such date of issuance or sale, then and in each such case the VWACS for such Trading Days prior to such issuance or sale shall be decreased, as of the opening of business on the date of such issuance or sale, to a price equal to the Effective Price for the Additional Shares of Common Stock.

                     (ii) For the purpose of making any adjustment required under this Section 2(e), the consideration received by the Borrower for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Borrower after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Borrower in connection with such issue or sale but without deduction of any expenses payable by the Borrower, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection e(iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Borrower for a consideration which covers both, be computed as the portion of the consideration so received that may be

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

reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                     (iii) For the purpose of the adjustment required under this
Section 2(e), if the Borrower issues or sells any (i) stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities, and if the Effective Price of such Additional Shares of Common Stock is less than the average of the VWACS during such referenced Trading Days prior to the date of issuance or sale, in each case the Borrower shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Borrower for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Borrower upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Borrower (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Borrower shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Borrower upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Borrower upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Borrower upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the VWACS for the relevant Trading Days, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the VWACS as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the VWACS for the relevant Trading Days which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Borrower upon such exercise, plus the consideration, if any, actually received by the Borrower for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Borrower (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of the principal of or interest on the Loan.

                     (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Borrower or deemed to be issued pursuant to this Section 2(e), whether or not subsequently reacquired or retired by the Borrower other than (A) shares of Common Stock issued upon conversion of the principal of and/or interest on the Loan; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Closing Date to employees, officers or directors of, or consultants or advisors to the Borrower or any subsidiary pursuant to stock purchase or stock option plans (such plans being approved by at least one of the non-employee directors of the Borrower) or other arrangements that are approved by the Board of Directors of the Borrower (including at least one of the non-employee directors of the Borrower); and (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Closing Date. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Borrower under this Section 2(e), into the aggregate consideration received, or deemed to have been received by the Borrower for such issue under this Section 2(e), for such Additional Shares of Common Stock.

                  (f) Adjustment following Event of Default. Upon the occurrence and during such time as any Event of Default shall have occurred and shall continue unremedied or unwaived, the Conversion Price shall, subject to other or additional adjustments as provided in this Section 2, be equal to the lesser of (1) $9.75 and (2) the product of (x) 0.88 multiplied by (y) the average of the lowest ten (10) VWACS during the thirty (30) consecutive Trading Days

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

     immediately preceding the relevant date of conversion.

                  g. Certificate of Adjustment. In each case of determination of or adjustment to the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the principal of and/or interest on the Loan, the Borrower, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate pursuant to the notice provisions of Section
     9.02 of the Loan Agreement. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

                  h. Notices of Record Date. Upon (i) any taking by the Borrower of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any consolidation or merger of the Borrower with or into any other corporation or other entity or other capital reorganization of the Borrower, any reclassification or recapitalization of the capital stock of the Borrower, any merger or consolidation of the Borrower with or into any other corporation, or any sale, lease or other disposition of all or substantially all of the assets of the Borrower or any voluntary or involuntary dissolution, liquidation or winding up of the Borrower, the Borrower shall deliver notice to the holder of this Promissory Note (pursuant to the provisions of Section 9.02 of the Loan Agreement) at least fifteen (15) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, sale, lease, dissolution, liquidation, winding up or other disposition is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, sale, lease, dissolution, liquidation, winding up or other disposition.

                  i. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the principal of and interest on the Loan. If, in the aggregate, any conversion would result in the issuance of any fractional share, the Borrower shall, in lieu of issuing the fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the closing price of the Common Stock on the principal securities exchange or market on which it is then being listed) on the date of conversion.

                  j. Reservation of Stock Issuable Upon Conversion. The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the principal of and/or interest on the Loan, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding principal of and accrued but unpaid interest on the Loan. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect a conversion of principal of and accrued but unpaid interest on the Loan, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  k. No Dilution or Impairment. Without the consent of the holder of this Promissory Note, the Borrower shall not amend its articles of incorporation (except as necessary to comply with the terms of the Loan Agreement or the Convertible Loan Agreement) or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holder of this Promissory Note against dilution or other impairment.

                  Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

                  The transfer of this Promissory Note may be registered on the books maintained for that purpose by or on behalf of the Borrower.

         None of the terms or provisions of this Promissory Note may be amended, modified or waived except by a written agreement duly executed on behalf of the Lender and the Borrower and specifically setting forth the provision so amended, modified or waived. No course of dealing between the Lender and the Borrower shall operate as a waiver of any right of any holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

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

         The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Promissory Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

         The Borrower may prepay all or any part of the principal amount of the Loan evidenced by this Promissory Note as provided in the Loan Agreement. Notice by the Borrower to the Lender of intent to effect such prepayment shall represent a bona-fide prepayment commitment under this Promissory Note, with the prepayment amount set forth therein deemed due and payable by the Borrower on the prepayment date set forth in the notice.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                                      VITECH AMERICA, INC.




                                                      By  /s/  Edward Kelly
                                                      -----------------
                                                      Name:  Edward Kelly




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